FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/18/2024

Work Order Item Number:	W2024091801110-3941588
Filing Number:	20244337822
Filing Type:	Certificate of Correction
Filing Date/Time:	9/18/2024 8:00:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0417932018-8

Entity Name: Upexi, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent

INCORP SERVICES, INC.*

9107 West Russell Road Suite 100, Las Vegas, NV 89148, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0417932018-8
FVAguilar	Filing Number 20244337822
Secretary of State State Of Nevada	Filed On 9/18/2024 8:00:00 AM
	Number of Pages 1

bert Sholl

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Upexi, Inc. Entity or Nevada Business Identification Number (NVID): NV20181637537
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: 09/11/2024
4. Description:	Description of inaccuracy or defect: Number of authorized preferred shares was incorrectly stated as 10,000. Par value was not stated for either common or preferred. Number of authorized shares after change was incorrectly stated as 500.
5. Correction:	Correction of inaccuracy or defect: 10,000,000 authorized preferred shares. Par value is $0.001 for both common and preferred. 500,000 authorized preferred shares after change.
6. Signature: (Required)	X [signature] **Signature** 09/17/2024 Date

This form must be accompanied by appropriate fees.